Exhibit 10.19

Translation of Land Lease Contract – Mingxiang

Lessor (hereinafter referred to as Party A): Wuhan City Huangpi District Liji Town Rongzhai Village

Lessee (hereinafter referred to as Party B): Wuhan Fengze Agricultural Science and Technology Development Co., Ltd.

According to “Law of the Peoples Republic of China on Land Contract in Rural Areas” and “Contract Law of the People’s Republic of China” and other relevant laws and regulations, the contract on rental affairs of rural land contracted operation rights is concluded between the Party A and the Party B on the basis of consensus:

I. Rental Area

The Party A will lease the 110 Mu contracted land (place name, four boundaries, land use is attached) which is located at Rongzhai Village (Town) Liji Street to Party B for production operation.

II. Term of rent is 30 years, namely, from Dec. 30, 2006 to Dec. 30, 2036.

III. Rental Price

Total price of rental area is RMB 20000 Yuan RMB per year.

IV. Payment Method and Date

Party B shall adopt the following first method and date to pay rents.

1.	Party B shall adopt cash payment to pay rentals; payment shall be delivered in December every year.

2.	Party B shall adopt payment-in-kind to pay rentals; payment date is .

V. Delivery Time

Party A shall deliver the land for lease to Party B by Dec. 30, 2006.

VI. Special Agreements on Rights and Responsibilities

1.	Contract agreement between Party A and the Contractor is still in effect. The responsibilities performed by Party A shall be still undertaken by Party A. But if Party B does not perform the responsibilities in rental contract to Party A which make Party A can not perform, Party B shall undertake joint liability for breach of contract with Party A.

2.	Party A has right to supervise operating land condition of Party B, and require Party B to perform contract responsibilities by the contract.

3.	Party A has right to recover land contracted operation rights after the expiration of the lease term.

4.	Party B has right to require Party A to deliver the land for lease by the contract agreed standards, and require Party A to perform other contractual obligations.

5.	Party B shall not alter agricultural use of the land for lease.

6.	Party B has autonomy of production and management of the land for lease on the premise that party B does not alter agricultural use of the land, not disrupt water system, not influence the third party’s production and management and ensure to make second ploughing.

7.	Party B should manage the land for lease, increase the investment to ensure land fertility, and shall not be engaged in predatory business.

VII. Modification, Rescission of the Contract

1.	If the nation, collectivity requires to expropriate, use the land for lease for construction in accordance with the law, Party B shall obey the requirements of the nation and collectivity.

2.	Party B shall transfer parts or entire rights he owned in rental contract to the third Party in rental term with the concurrence of the Party A and the contractor, and sign written supplemental agreement.

3.	Party A and Party B require termination of the contract, each party shall inform the other party six months in advance.

VIII. Liability for Breach of Contract

1.	Each party who breaches of contract should pay penalty to the observant party, amount of breach is 30% of rents.

2.	Owing to one party breaches of contract, and for which caused economy damages, default party should compensate the counter party corresponding losses. The detailed compensation amount is depends upon how much damage occurred.

IX. Disputes Clause

Matters disputed herein due to contract conclusion, validation, performance, alteration and termination, Party A and Party B both parties shall negotiate for settlement. For failure of negotiation, one of the following three methods shall be used.

1.	Submit to villagers’ committee, sub district office, the people’s governments of the townships and towns, agricultural contract management agency for mediation.

2.	Submit to Wuhan City arbitration committee for arbitration.

3.	Bring the suit in People’s Court with jurisdiction.

X. Condition for Effect-Taking

The contract shall be taking effect after signed by both parties.

XI. Other Clauses

1. Unaccomplished matters in the contract should be negotiated with consensus between Party A and Party B before signature, and supplemented in the agreement; the supplemented agreement has the same effectiveness with this contract.

2. This contract is in quadruplication, Party A and Party B each holds one copy, contractor and signed units each hold one copy.

Party A:	Party B:
Villager’s Committee of Wuhan City Huangpi	Wuhan Fengze Agricultural Science and
District Liji Town Rongzhai Village (seal)	Technology Development Co., Ltd. (seal)

Date of Signature: Dec. 30, 2006